Exhibit 99.2O
As Revised: October 18, 2002



                                  Third Quarter
                                                        Percent
                               Percent         Percent  Incr
                         2002  to Sales   2001 to Sales (Decr)


Sales to customers       $9,079  100.0   8,058  100.0  12.7
Cost of products sold     2,611   28.7   2,396   29.7   9.0
Selling, marketing and
  administrative expenses 3,006   33.1   2,703   33.5  11.2
Research expense            952   10.5     899   11.2   5.9
Interest (income)expense,
  net                       (12)   (.1)    (67)   (.8)
Other (income)expense,
  net                       129    1.4      19     .2
Earnings from operations
  before in-process R&D   2,393   26.4   2,108   26.2  13.5
In-process R&D                -      -       -      -
Earnings before provision
  for taxes on income     2,393   26.4   2,108   26.2  13.5
Provision for taxes on
  income                    668    7.4     579    7.2  15.4
Net earnings             $1,725   19.0   1,529   19.0  12.8
Net earnings per share
  Diluted                $  .57            .49         16.3
Avg. shares outstanding
  Diluted               3,026.7        3,110.9
Effective tax rate         27.9%          27.5%

Exhibit 99.2O
As Revised: October 18, 2002


                                    Nine Months
                                                        Percent
                               Percent         Percent  Incr
                         2002  to Sales   2001 to Sales (Decr)


Sales to customers      $26,895  100.0  24,092  100.0  11.6
Cost of products sold     7,650   28.4   7,079   29.4   8.1
Selling, marketing and
  administrative expenses 8,866   33.0   8,171   33.9   8.5
Research expense          2,715   10.1   2,487   10.3   9.2
Interest (income)expense,
  net                       (84)   (.3)   (229)   (.9)
Other (income)expense,
  net                       117     .4     130     .5
Earnings from operations
  before in-process R&D   7,631   28.4   6,454   26.8  18.2
In-process R&D              189     .7       -      -
Earnings before provision
  for taxes on income     7,442   27.7   6,454   26.8  15.3
Provision for taxes on
  income                  2,229    8.3   1,891    7.9  17.9
Net earnings            $ 5,213   19.4   4,563   18.9  14.2
Net earnings per share
  Diluted               $  1.70           1.48         14.9
Avg. shares outstanding
  Diluted               3,066.0        3,096.5
Effective tax rate         30.0%          29.3%